                                                                   EXHIBIT 10.7

                         PRODUCT ACQUISITION AGREEMENT

          PRODUCT ACQUISITION AGREEMENT, dated as of April 14, 2000, by and between DURECT Corporation, a Delaware corporation, and ALZA Corporation, a Delaware corporation.

                                   RECITALS

          WHEREAS, Seller manufactures and sells osmotic, miniature, implantable pumps for research use in laboratory animals (the "Business"); and

          WHEREAS, Seller desires to sell and cause to be transferred to Buyer (including either existing Affiliates of Buyer or those organized for that purpose), and Buyer (including such Affiliates) desires to purchase and accept the transfer from Seller certain assets and properties of Seller used primarily in the Business, including the Product as defined below, all as hereinafter specifically provided;

          NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Accessory Products" means any products or devices including without limitation those products set forth on Schedule 1 and other products or devices, e.g., catheters and cannulas, to the extent such products and devices are sold specifically for use with the Product or an Improvement.

          "Action" means any notice of material noncompliance or violation, or any claim, demand, action, suit, audit, assessment or arbitration, or any other request (including any request for information), proceeding or investigation, by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

          "Agreement" means this Product Acquisition Agreement, including all schedules and exhibits hereto, as it may be further amended from time to time as herein provided.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          "Ancillary Agreements" means the General Support Services Agreement, Coating Services Agreement and New Models Development Agreement attached hereto as Exhibit A, Exhibit B and Exhibit C respectively, each of which is required by this Agreement to be executed and delivered by the parties hereto at or before the Closing.

          "Assets" has the meaning specified in Section 2.1.

          "Assumed Liabilities" has the meaning specified in Section 3.1.

          "Books and Records" means all of the following which are maintained at Seller's facilities in Mountain View, California and the Vacaville Facility which relate solely to the making, using and sale of the Product and Accessory
Products: books, records, manuals and other materials, accounting books and records, property records for property, plant and equipment, files, computer tapes, disks and other storage media and records, advertising matter, market research, catalogues, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data (for two years), sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, lot records, blueprints, copies of research and development files, data and laboratory books, trademark files and disclosures, media materials and plates, sales order files, and artwork.

          "Business" has the meaning specified in the Recitals to this Agreement.

          "Buyer" means DURECT Corporation, a Delaware corporation, and, as applicable, Affiliates of Buyer used or formed for the purpose of consummating the transactions contemplated by this Agreement.

          "Buyer Indemnified Parties" has the meaning specified in Section 8.2.

          "Buyer Loss" has the meaning specified in Section 8.2.

          "Closing" means the closing of the transactions contemplated by this Agreement as specified in Section 4.1.

          "Contracts" has the meaning specified in subsection 2.1(c).

          "Employee" has the meaning specified in Section 5.9.

          "Encumbrance" means any interest (including any security interest), pledge, mortgage, lien (including environmental liens), charge, claim (including any adverse claim) or other right of third Persons, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environmental Laws" means all laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees, and any judicial or administrative interpretations thereof, of Governmental Authorities, or any common law doctrines, in effect from time to time relating to pollution or protection of the environment, natural resources or protection of health

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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from Hazardous Material exposure, including those relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material.

          "Governmental Authority" means any international, national, federal, state, territorial or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official, arbitrator or arbitral body.

          "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority

          "Hazardous Material" means all substances, materials, chemicals, compounds, pollutants or wastes regulated by, under or pursuant to any Environmental Laws.

          "Improvements" means an improved version of the Product which meets all of the following criteria: (i) is designed, marketed and sold for research use in laboratory animals only; (ii) is an osmotic implantable pump; (iii) does not contain any drug substance when sold; (iv) has a maximum pumping duration of 8 weeks; (v) has a fill volume not exceeding 2.5 milliliters; and (vi) has a reservoir that is not made of metallic materials.

          "Inventories" has the meaning specified in subsection 2.1(a).

          "Lease" has the meaning specified in subsection 2.1(d).

          "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any law, rule, regulation, Action, Governmental Order, and those arising under any contract, agreement, commitment or undertaking.

          "Material Adverse Effect" means any event(s) with respect to, change(s) in, or effect(s) on, the Product or the Assets or the Business which, individually or in the aggregate, may be adverse to the Business or the results of operations, the condition (financial or otherwise), assets, properties, Liabilities of the Business in a manner that is material to the Business taken as a whole, excluding any effects of a general nature which do not affect the Business uniquely.

          "Person" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

          "Product" means the ALZET(R) osmotic, implantable pumps for research use in laboratory animals as existing on the Closing Date, as described on
Schedule 1.

          "Product Trademark" means the ALZET(R) trademark, including all common law rights and applications and registrations therefor, throughout the world.

          "Purchase Price" has the meaning specified in Section 2.4.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          "Retained Liabilities" has the meaning specified in Section 3.2.

          "Seller" means ALZA Corporation, a Delaware corporation.

          "Seller Indemnified Parties" has the meaning specified in Section 8.3.

          "Seller Loss" has the meaning specified in Section 8.3.

          "Vacaville Facility" means Seller's facility used for the manufacture of Product prior to the Closing located in Vacaville, California.

 1.2 Other Defined Terms. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS

 2.1 Purchase of Assets. Upon the terms and subject to the conditions herein set forth, in consideration of the payment of the Purchase Price, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, subject only to the express representations set forth in Article V, all of Seller's rights, title and interests in and to the following (collectively, the "Assets"):

          (a) the Product and all raw materials and inventories, including inventories of work in process, stores, supplies and finished goods, which are used solely in the manufacture, use or sale of the Product and Accessory Products as listed on Schedule 2.1(a) (collectively, the "Inventories");

          (b) that machinery, manufacturing equipment, laboratory and testing equipment, computers, tools and other tangible personal property, whether owned, leased or subleased, set forth on Schedule 2.1(b) (collectively, the "Fixed Assets");

          (c) the contracts listed on Schedule 2.1(c) (collectively, the "Contracts");

          (d) subject to the consent by the landlord to the assignment, the lease to the Vacaville Facility described on Schedule 2.1(d) (the "Lease"), together with all of Seller's rights to improvements thereon and fixtures thereto;

          (e) (1) the Product Trademark and other trademarks listed on Schedule 2.1(e), including all applications and registrations therefor, and any and all common law trademarks pertaining to the Product or as used with Accessory Products throughout the world and the goodwill associated with the foregoing trademarks; (2) all copyrights, including any common law copyrights and applications therefor throughout the world for Product and Accessory Products related advertising material, and (3) the good will associated with the Product (collectively, the "Intangible Personal Property"); and

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (f)  all Books and Records and the marketing assets as listed in
Schedule 2.1(f).

     In the event that assets which are used primarily in the manufacture, use or sale of the Product and Accessory Products are inadvertently omitted from the above schedules, then Buyer and Seller shall in good faith, upon mutual agreement, revise the schedules to include such assets.

     2.2 License. Seller hereby grants to Buyer a nonexclusive license to Seller's know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, analytical and process methods related to the manufacture, testing and packaging of the Product, designs, inventions, research records, procedures, manuals and blue prints in order for Buyer to make, use and sell the Product.

     2.3  Product Trademark.

          (a) Buyer acknowledges that the Product Trademark is similar to Seller's name and that Seller has a continuing interest in the manner that the Product Trademark is used. Buyer agrees to use the Product Trademark only in connection with the Product, Improvements and Accessory Products and will not without Seller's prior written consent: (a) modify or alter in any way the Product Trademark; (b) transfer the Product Trademark, other than to an Affiliate of Buyer; or (c) authorize any use of the Product Trademark other than in connection with the Product, Improvements or Accessory Products. Buyer further agrees not to use the DUROS(R) trademark, Seller's name or any other trademark of Seller in any manner in association with the Product, Improvements or Accessory Products except as provided in Section 7.8.

          (b) Buyer shall notify ALZA in writing of any conflicting uses of, or of any acts of infringement, unfair competition or imitation by others involving the Product Trademark promptly after such matters are brought to Buyer's attention or Buyer obtains knowledge thereof.

     2.4 Purchase Price and Payment. Upon the terms and subject to the conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer and its Affiliates of the Assets, at the Closing, Buyer or its Affiliates shall pay to Seller an aggregate of (i) Four Million Dollars ($4,000,000), plus (ii) such amounts as shall be due under Section 7.6 for purchase of the Inventories (collectively, the "Purchase Price"); and Buyer shall, or shall cause its Affiliates to, assume, as of the Closing, the Assumed Liabilities as and to the extent provided in Article III.

     2.5 Full Possession. Subject to the terms and conditions of this Agreement, and subject to the Ancillary Agreements, at the Closing, Seller shall put Buyer and its Affiliates into full and actual possession and enjoyment of the Product and the Assets. The sale of the Product and the Assets contemplated hereby shall be effected by instruments of conveyance, transfer and assignment as Buyer may request that are necessary to vest in Buyer all of the rights, title and interests of Seller in the Product and the Assets as provided herein and to put Buyer in full and actual possession, enjoyment and operating control of the Product and the Assets.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

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                                   ARTICLE I
                           ASSUMPTION OF LIABILITIES

 3.1 Assumption of Liabilities. Effective as of the Closing, without any further responsibility or Liability of or recourse to Seller or any of Seller's Affiliates, subsidiaries, stockholders, officers, directors, employees, agents, successors or assigns, Buyer hereby absolutely and irrevocably assumes, and shall pay, perform and be liable and responsible for, only the following Liabilities of Seller (collectively, the "Assumed Liabilities"):

          (a) all obligations of Seller arising after the Closing Date under the Contracts; and

          (b) subject to the assignment of the Lease to Buyer, all obligations of Seller arising after the Closing Date under the Lease.

     3.2 Retained Liabilities. Except as provided in Section 3.1, Buyer and its Affiliates shall not assume and shall not be responsible for, and there shall not be transferred to or assumed by Buyer or any of its Affiliates, any Liabilities of Seller or its Affiliates (or any predecessors thereof).

                                   ARTICLE I
                                    CLOSING

 4.1 Closing. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (the "Closing") shall take place at Seller's principal executive offices located at 1900 Charleston Road, Mountain View, CA, at 2 p.m., local time, on April 14, 2000 or at such other place, time and date as the parties hereby may agree in writing. The consummation of such transactions is herein collectively referred to as the "Closing." The date and time of the Closing are sometimes referred to herein as the "Closing Date."

 4.2 Seller's Obligations at Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

          (a) All bills of sale and other instruments of conveyance, transfer and assignment, including a trademark assignment in connection with the trademarks assigned in Section 2.1(e) in the form attached as Exhibit D, that are necessary to vest in Buyer all of the rights, title and interests of Seller in the Assets, free and clear of all Encumbrances;

          (b) This Agreement and the Ancillary Agreements, duly executed by Seller.

 4.3 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

          (a) The Purchase Price, which shall be delivered to Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Seller;

          (b) A California resale certificate pursuant to Sections 6091 et seq of the California Revenue and Taxation Code; and

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (c) This Agreement and the Ancillary Agreements, duly executed by Buyer or its Affiliates, as the case may be.

                                   ARTICLE I
                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

 5.1 Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to conduct its business as and where it is being conducted, including to own the Assets owned by it and conduct its business as and where it is being conducted by it. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not result in a Material Adverse Effect.

 5.2  Authorization.

          (a) Seller has full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller. This Agreement constitutes, and upon the execution and delivery thereof by Seller each Ancillary Agreement will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (b) Except for transfer of Seller's interest in the Lease, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Seller in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consent would not result in a Material Adverse Effect.

 5.3 Non-Contravention. Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with or provide a right of termination to any Person under (a) any provision of the Charter or Bylaws of Seller, (b) any law, rule, regulation or Governmental Order to which Seller or the Product and the Assets are bound or subject or (c) any agreement, indenture, undertaking, permit, license or other instrument to which Seller is a party or by which it or any of


*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

its properties may be bound or affected, other than (x) the requirements of any applicable bulk sales or bulk transfer laws or (y) where such violation, conflict or right of termination would not result in a Material Adverse Effect.

 5.4 Disclosure. There is no fact (other than matters of a general societal, economic or political nature which do not affect the business of Seller or Buyer uniquely) known to Seller, and there have been no events or transactions or information which have come to the attention of Seller, which might reasonably be expected to have a Material Adverse Effect on the Product or the Assets.

 5.5  Real Property.

          (a) The Lease is a legal, valid and binding agreement enforceable in accordance with its terms and is in full force and effect. There are no existing material defaults under the Lease by Seller and no event of default on the part of Seller or, to the knowledge of Seller, on the part of any other party thereto has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder permitting landlord to terminate. Subject to consent by the landlord to assignment of the Lease to Buyer, upon consummation of the transactions contemplated by this Agreement, the Lease will continue in full force and effect without penalty or other adverse consequence and shall be unaffected by such transactions. The Lease has not been amended or otherwise affected by any side letter, interpretation or correspondence relating thereto except for amendments provided to Buyer. Seller has made available to Buyer true and correct copies of the Lease.

 5.6 Title to Assets. Seller has good and marketable title to the Product and all of the Assets, free and clear of any Encumbrances.

 5.7  Intangible Personal Property.

          (a) The execution, delivery and performance of this Agreement, the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement governing any intellectual property necessary or required for, or used in, the conduct of the Business as presently conducted; and

          (b) Seller has not been notified of any claim by a third party that Seller's manufacture or sales of the Product violate any proprietary right of any other party. The Product Trademark is subsisting and Seller has no notice of any claims that a third party has any rights thereto. There are no existing or pending patents held by Seller that would prevent Buyer from manufacturing, using or selling the Product. Seller has not received any notice asserting that the manufacture, use or sale of the Product conflicts with the rights of any other party. Seller is not aware of any material unauthorized use, infringement or misappropriation on the part of any third party of the Assets or the Intangible Personal Property.

    5.8 Litigation; Legal Matters. There is no Action pending or, to the knowledge of Seller, threatened against or involving Seller or any of the officers, directors, stockholders, properties, assets or businesses of Seller, whether at law or in equity, or before or by any

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Governmental Authority, nor any Governmental Order against, or the subject of which is, the Product or the Assets.

    5.9  Employees; Employee Benefit Plans; Labor.

          (a) Schedule 5.9 contains a complete and correct list of all employees of Seller whose employment is primarily devoted to the manufacture or sale of the Product (collectively, the "Employees").

          (b) There are no employment agreements or other similar arrangements that pertain to any Employee, except standard secrecy agreements for all employees.

          (c) Except to the extent provided in Article X, Buyer will incur no Liability with respect to, or on account of, and Seller will retain any Liability for, and on account of, any employee benefit plan of Seller including, but not limited to, Liabilities Seller may have to such employees under all employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified," or to any employee as a result of termination of employment by Seller as contemplated by this Agreement.

          (d) No Employee is covered under any collective bargaining agreement. With respect to the use of the Assets: (a) there is no unfair labor practice complaint against Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or directly affecting Seller; (c) no union representation question exists or negotiations regarding union representation have taken place or are ongoing respecting the employees of any of the Business and no notice or demand for union recognition has been received by Seller; (d) no grievance or any Action arising out of or under collective bargaining agreements is pending and no claims therefor exist; (e) no collective bargaining agreement which is binding on Seller prevents it from relocating or closing any of its operations; (f) Seller has not experienced any work stoppage or other labor difficulty; and (g) there are no pending or, to the knowledge of Seller, threatened unfair employment practice charges or administrative proceedings relating to any past or present employees of the Business.

    5.10 Environmental Matters. Except as set forth in Schedule 5.10:

          (a) to Seller's knowledge, prior to the Closing, Seller has operated and maintained the Business and the Assets, in compliance with all applicable Environmental Laws and Governmental Orders and the requirements of all Environmental Permits held or required to be held by Seller and Seller has not received a notice of violation or other demand from a third Person alleging that the Business is in violation of any Environmental Law;

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          (b) to Seller's knowledge, no Environmental Permits are necessary or required for any activities currently conducted by or on behalf of the Business except for the permit required for the coating process currently conducted in Seller's Mountain View facility;

          (c) to Seller's knowledge, there are no underground storage tanks at the Vacaville Facility containing Hazardous Materials or which formerly contained Hazardous Materials; nor is there, to Seller's knowledge, Hazardous Material in any of the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the Assets or the Vacaville Facility,

          (d) to Seller's knowledge, the Vacaville Facility is not listed nor proposed for listing on the U.S. National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq. or on the Comprehensive Environmental Response Compensation Liability Information System or any foreign or state list of sites requiring investigation, remediation or cleanup;

          (e) Seller has provided Buyer with true, accurate and complete copies of any Governmental Orders applicable to the Product, the Vacaville Facility and the Assets, and written reports, if any, of material releases of Hazardous Materials on, under, or emanating from the Vacaville Facility in Seller's possession or reasonable control.

    5.11 Contracts and Commitments.

          (a) True and complete copies of all Contracts (together with all ancillary documents thereto, including any amendments, consents for alterations and documents regarding variations) set forth in Schedule 2.1(c) have been delivered to Buyer.

          (b) With respect to the Contracts, (i) each is a legal, valid and binding obligation of Seller and, to the knowledge of Seller, each other party thereto, and is in full force and effect, and (ii) Seller has not been notified that it is in breach of any such Contract, nor has Seller notified the other party that it is in breach of any such Contract.

    5.12 Compliance With Laws. Seller has not been notified of any violation of laws or regulations in connection with its manufacture and sale of Product.

    5.13 Inventory. All of the Inventories consist of a quality and quantity usable and salable in the ordinary course of business.

    5.14 Brokers and Finders. Neither Seller nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

    5.15 Permits. Except as disclosed in Section 5.10(b), to Seller's knowledge, there are no governmental licenses, permits, approvals, license applications and product registrations required for the making, using and selling of the Product.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     5.16 Patents. As of the Closing Date, there are no unexpired patents (or equivalent rights) nor applications pending anywhere in the world which are owned or controlled by Seller which would be infringed by the manufacture, use and sale of the Product.

                                   ARTICLE I
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

    6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    6.2  Authorization.

          (a) Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes, and upon the execution and delivery thereof by Buyer, each Ancillary Agreement will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (b) No consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

    6.3 Non-Contravention. Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of the charter or bylaws of Buyer or any of its Affiliates, (b) any law, rule, regulation or Governmental Order to which Buyer or any such Affiliate or any of their business or assets are bound or subject or (c) any agreement, indenture, undertaking, permit, license or other instrument to which Buyer or any such Affiliate is a party or by which any of them or any of their properties may be bound or affected.

                                  ARTICLE II
                               CERTAIN COVENANTS

    7.1 Access to Information. To the extent reasonably requested by Buyer, Seller shall provide Buyer with information about the Product and the Business following the Closing.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

    7.2 Transition. For the 30-day period after the Closing, Seller will conduct the Business on behalf of Buyer under the General Support Services Agreement.

    7.3 Confidentiality. After the Closing Date, each party shall, and shall cause its representatives, Affiliates and employees: (a) to treat and hold as confidential (and not to disclose or provide access to any Person to) any confidential information of the other party disclosed in connection with this transaction or in performance of this Agreement or the Ancillary Agreements; and
(b) in the event that any of them becomes legally compelled to disclose any such information: (i) to provide the other party with prompt written notice of such requirement so that such other party or an Affiliate thereof may seek a protective order or other remedy or waive compliance with this Section 7.3; (ii in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this Section 7.3, to furnish only that portion of such information which is legally required to be provided and to exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; and (iii) to the extent permitted by law, to promptly furnish (prior to, at, or as soon as practicable following such required disclosure) to the other party any and all copies (in whatever form or medium) of all such disclosed information; provided, however, that this sentence shall not apply to any information which, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement, or is subsequently disclosed to the public, or to Seller or Buyer by a third party. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 7.3 may be inadequate and that in addition thereto the other party (or its Affiliate) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

    7.4 Bulk Sales Compliance. Buyer will not seek to enforce compliance by Seller with the provisions of any bulk sales or transfers law or similar law of any jurisdiction in respect of the transactions contemplated by this Agreement and the Ancillary Agreements.

    7.5  Restrictive Covenants.

          (a) Except to perform its obligations under this Agreement or the Ancillary Agreements, for a period of [* * *], Seller will not sell for research use in laboratory animals any products that compete directly with the Product and that work in substantially the same way as the Product, or manufacture any such products for such purpose, nor will Seller grant rights to any third party to do so, or own, directly or indirectly, more than 20 percent of the outstanding voting stock or other equity interest in any other entity that engages in such activity. Nothing herein shall be deemed to limit the activities of any entity that is the successor or assignee of all or substantially all of Seller's business.

          (b) For a period of [* * *], Seller shall not, without Buyer's written consent, solicit for employment at Seller nor hire any Employee, unless such Employee has ceased to be employed by Buyer or any of its Affiliates for at least 6 months; provided, however, the restriction in this Section 7.5(b) shall not apply to any Employee who Buyer has terminated at its own initiative.

          (c) Seller agrees and acknowledges that remedies at law for any breach of Seller's obligations under this Section 7.5 may be inadequate and that in addition thereto Buyer (or its

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Affiliate) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

    7.6 Purchase of Inventory. On the Closing Date, Buyer shall purchase the Inventories from Seller at the per unit standard cost set forth on Schedule 7.6. Buyer shall pay Seller the purchase price for the Inventories in accordance with the following schedule: twenty-five percent (25%) of the purchase price on the Closing Date; twenty-five percent (25%) of the purchase price on or before June 30, 2000; twenty-five percent (25%) of the purchase price on or before September 30, 2000; and the remaining twenty-five percent (25%) of the purchase price on or before December 31, 2000; provided, however, that the purchase price shall be paid in full within 30 days after Buyer completes a registered offering under the Securities Act of 1933, as amended, if such purchase price has not been paid in full by that time.

    7.7 Product Discussions. At the request of Seller, Buyer shall participate in periodic discussions with Seller summarizing the type and quantity of products sold in connection with the Business, the identity of all customers of the Business and, to the extent known by Buyer, the purpose for which each such product was ordered.

    7.8 Promotional and Marketing Material.The parties acknowledge that Buyer intends to continue to utilize the Product Trademark in the marketing and sale of the Product after the Closing. As soon as practicable after the Closing Date, Buyer shall make such changes to the packaging, product labeling, and promotional and marketing materials in connection with the Business as necessary to reflect (i) Buyer as the manufacturer and seller of the Product and (ii) to include Seller's logo and identify Seller as the developer of the Product; provided, however, that finished Product in the Inventories as of the Closing Date may be sold as currently packaged in the ordinary course of business so long as such packaging is modified to indicate Buyer as the seller of such products.

    7.9 Vendors. Upon written request by Buyer, after the Closing Date Seller will provide all reasonable assistance to Buyer in contacting and establishing an ongoing business relationship with vendors of supplies, raw materials and services used by Seller in connection with the manufacture and sale of the Product prior to the Closing Date.

    7.10 Exploitation of the Business; Discontinuation of the Business. After the Closing, Buyer will use its reasonable Commercial efforts to market, sell and distribute the Product throughout its commercial life, using at least the efforts another small Company would devote to products of similar commercial potential, taking into account that the Product is unique and used by researchers around the world as an important research tool. If at any time after the Closing Date, Buyer discontinues the Business (other than as a result of transferring the Business to a third party), Seller may, at its sole discretion, obtain from Buyer (i) all rights, title and interest in the Product and the Assets (to the extent then existing) at a purchase price to be negotiated by the parties and (ii) the Product inventory then in Buyer's possession at the standard cost incurred by Buyer therefor.

    7.11 No Action. Seller, on behalf of itself, its assigns, successors and Affiliates, hereby covenants that neither it nor its Affiliates, assigns or successors will institute or bring any Action against Buyer, its assigns, successors or Affiliates alleging that the making, using, selling, offering for sale or importation of the Product and Improvements will infringe any patent or equivalent intellectual property rights anywhere in the world owned or controlled by Seller or any of its Affiliates, provided that such Products and Improvements are sold solely for research use in laboratory animals.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ARTICLE III
                   INDEMNIFICATION, LIMITATION OF LIABILITY
                          AND DISCLAIMER OF WARRANTY

    8.1 Survival. All representations and warranties of Seller and Buyer and their Affiliates contained in this Agreement and the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements) shall survive the consummation of the transactions contemplated hereby and thereby. All indemnification obligations of Seller and Buyer in this Agreement or the Ancillary Agreements (including all schedules and exhibits thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements) shall survive indefinitely. All covenants, obligations and agreements of Buyer and Seller and their Affiliates contained in this Agreement and the Ancillary Agreements (including all schedules and exhibits hereto and thereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement and the Ancillary Agreements) shall survive the consummation of the transactions contemplated hereby and thereby.

    8.2 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer, its subsidiaries and Affiliates, any assignee or successor thereof, and each officer, director, employee, agent and representative of each of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all losses, Actions, Liabilities, damages, claims, costs and expenses (including reasonable expenses of investigation and legal fees and costs in connection therewith), interest, awards, judgments, penalties and Encumbrances suffered or incurred by any of the Buyer Indemnified Parties (hereinafter a "Buyer Loss") to the extent arising from any Action instituted by a third party against any of the Buyer Indemnified Parties relating to the manufacture, use, sale, distribution, import, export or testing of Products, the operation of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets, in each case, prior to the Closing.

    8.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller, any assignee or successor of Seller, and each officer, director, employee, agent and representative of each of the foregoing (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse the Seller Indemnified Parties for, any and all losses, Actions, Liabilities, damages, claims, costs and expenses (including reasonable expenses of investigation and legal fees and costs in connection therewith), interest, awards, judgments, penalties and Encumbrances suffered or incurred by any of the Seller Indemnified Parties (hereinafter a "Seller Loss") to the extent arising from any Action instituted by a third party against any of the Seller Indemnified Parties relating to any Assumed Liability or the manufacture, use, sale, distribution, import, export or testing of Products, the operation of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of the Assets, in each case, after the Closing.

    8.4 General Indemnification Provisions.

          (a) For the purposes of this Section 8.4, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

to the provisions of Section 8.2 or 8.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Seller Losses or Buyer Losses, as the case may be.

          (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor written notice of any matter which such Indemnitee has determined has given rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises (subject to the last sentence of this subsection). The obligations and Liabilities of any party under this Article VIII with respect to Losses arising from claims, assertions, events or proceedings of any third party (including claims by any assignee or successor of the Indemnitee or any Governmental Authority), which are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and be subject to the following additional terms and conditions:
If any Indemnitee shall receive written notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim (subject to the last sentence of this subsection) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Loss (without limitation) that may result from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense against such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnitee within 15 calendar days of the receipt of notice of such Third Party Claim from Indemnitee, unless, in the reasonable opinion of counsel for the Indemnitee, there is a conflict or a potential conflict of interest between the Indemnitee and the Indemnitor in such Action, in which event the Indemnitee shall be entitled to direct the defense with respect to those issues as to which such conflict exists with separate counsel of its choice reasonably acceptable to the Indemnitor. The fees and expenses of any such separate counsel shall be borne by the Indemnitor. In the event that the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as is required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all witnesses, pertinent records, materials and information in its possession or under its control reasonably relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only either by a party other than the Indemnitee or for which the Indemnitee is totally indemnified (without limitation) by the Indemnitor and the unconditional release from all related liability of the Indemnitee, may be settled by the Indemnitor without the written consent of the Indemnitee. In the event that an Indemnitee reasonably determines, and gives notification to the Indemnitor, that the failure to resolve a Third Party Claim is having a material adverse effect on the Indemnitee's ongoing business, and as a result the Indemnitee wishes to propose a settlement of the Third Party Claim and the third party will unconditionally release the Indemnitor from any and all Liabilities relating

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

to or arising from such Third Party Claim, then the Indemnitor shall not unreasonably withhold its consent to such settlement. If the Indemnitor does not consent to such settlement, the Indemnitee may settle the Third Party Claim on the terms proposed without discharging the Indemnitor from its liability hereunder with respect to such Third Party Claim. The foregoing notwithstanding, the failure of any Indemnitee to give any notice required to be given hereunder shall not affect such Indemnitee's right to indemnification hereunder except to the extent the Indemnitor from whom such indemnity is sought shall have been actually and materially prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure.

          (c) Payment by an Indemnitee to a third party with respect to a Loss shall not affect such Indemnitee's rights to indemnification pursuant to this
Article VIII.

    8.5 Limitation on Liability.

          (a)  EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS
8.2 AND 8.3 OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF THE FORM OF THE CLAIM, INCLUDING WITHOUT LIMITATION CLAIMS FOR INDEMNIFICATION, TORT, BREACH OF CONTRACT, WARRANTY, REPRESENTATION OR COVENANT OR ANY LOSS OF PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE REASONABLY FORESEEABLE.

          (b) Except for the indemnification obligations set forth in Sections
8.2 and 8.3,  Buyer's obligation to pay for the inventory set forth in section
7.6 or as otherwise expressly provided in this Agreement, (i) Seller or Buyer's aggregate liability arising out of or related to the transaction contemplated by this Agreement, regardless of the form of the claim or action, is limited to the amount by which all liabilities exceed $10,000 and in no event will either party's aggregate liability hereunder exceed a total of $500,000, and (ii) neither party shall have any claim against the other for any inaccuracy in any representation or breach of warranty set forth in Articles V and VI unless such party shall have given the other party notice of such claim not later than 2 years after the Closing Date.

    8.6 Disclaimer of Warranty. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND OTHER THAN EXPRESSLY SET FORTH IN THIS AGREEMENT, SPECIFICALLY DISCLAIMS ALL SUCH WARRANTIES.

                                  ARTICLE II
                                  TAX MATTERS

     9.1 Taxes Relating to Transactions Contemplated by This Agreement. All sales and use taxes imposed in connection with the transfer of the Assets, whether such taxes are

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

assessed initially against Seller or Buyer or any Affiliate of Buyer, shall be borne and paid by Buyer.

                                   ARTICLE I
                     EMPLOYEES AND EMPLOYEE BENEFIT PLANS

   10.1 Business Employees.

          (a) Within seven (7) days after the Closing, Buyer shall offer to employ, for at least a [* * *] period following the Closing, the Employees; provided that Buyer shall not be obligated to hire any Employee (i) [* * *]. For
                                                                         ---
any Employee, such employment shall be offered on terms which include no less than (i) [* * *]

          (b) Seller will coordinate with Buyer in communicating with the Employees so offered employment by Buyer.

          (c) If the employment of any Employee is terminated by Buyer, other than for cause, at any time within [* * *], Buyer agrees to provide [* * *].

          (d) Buyer and Seller acknowledge and agree that the Employees are deemed to be third party beneficiaries of this Article X.

   10.2 Modification of Confidentiality and Related Agreements. Seller agrees that disclosure of information relating specifically to manufacture, use or sale of the Product or provision of any services by any Person who becomes an employee of Buyer or its Affiliates in connection with the transactions contemplated hereby (a "New Employee") to Buyer or its Affiliates shall not be a violation of any provision of any trade secret, confidentiality, non-compete or comparable agreements entered into prior to the Closing between Seller, on the one hand, and any New Employee, on the other hand.

                                  ARTICLE II
                              GENERAL PROVISIONS

   11.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

   11.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

          (a)  If to Seller


               ALZA Corporation
               1900 Charleston Road
               Mountain View, California  94043
               Attention:  General Counsel
               Telecopy No.:  650-564-7848
               Telephone No.:  650-564-5260

          (b)  if to Buyer:

               DURECT Corporation
               10240 Bubb Road
               Cupertino, California  95014-4166
               Attention:  General Counsel
               Telecopy No.:  (408) 777-3577
               Telephone No.:  (408) 777-1827

               with a copy to:

               Orrick, Herrington & Sutcliffe LLP
               Old Federal Reserve Bank Building
               400 Sansome Street
               San Francisco, California 94111
               Attention:  Richard V. Smith, Esq.
               Telecopy No.:  (415) 773-5759
               Telephone No.:  (415) 392-1122

   11.3 Interpretation; Conflict Between Agreements.

          (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

          (b) In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the parties under this Agreement and any Ancillary Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

   11.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of statute, law, regulation, Governmental Order or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In such event, any such term or provision shall be modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

   11.5 Assignment. This Agreement may not be assigned by operation of law or otherwise, except that either party (including its Affiliates) may assign its rights and benefits hereunder and under the Ancillary Agreements (provided that the assigning party or its Affiliates, as applicable, shall remain responsible for its obligations hereunder) (a) to any Affiliate of the assigning party, (b) to any Person acquiring all or substantially all of the assets and properties of the assigning party or, (c) in the case of Buyer, to any person acquiring all or substantially all of the assets and properties of the Business, as such Business is then conducted by Buyer and its Affiliates. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

   11.6 No Third-Party Beneficiaries. Other than as set forth in Section 10.1(d), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

   11.7  Amendment, Other Remedies and Waiver.

          (a) This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer.

          (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative of any other remedy conferred hereby or by law or equity, and the exercise of any remedy will not preclude the exercise of any other.

          (c) Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any Ancillary Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

other right, power or privilege. To the maximum extent permitted by law, (i) no Action or right arising out of this Agreement or the Ancillary Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

   11.8 Further Assurances. Each of Buyer and Seller agrees to (a) cooperate fully with the other party, and to cause its Affiliates to cooperate fully, (b) execute and cause such Affiliates to execute such further instruments, documents and agreements, and (c) give such further written assurances as may be reasonably requested by Buyer or Seller, as the case may be, to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement. If at any time and from time to time after the Closing Date (without limitation as to time or otherwise) Buyer reasonably determines that all of Seller's rights, title and interests in and to an Asset has failed to be fully transferred and conveyed in accordance with this Agreement to Buyer or an Affiliate thereof, as the case may be, then Seller shall cause such Asset to be transferred and conveyed to Buyer or an Affiliate thereof in accordance with this Agreement as soon as reasonably practicable after notice from Buyer to Seller. If requested by Buyer, Seller shall prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer and its Affiliates by this Agreement and that require prosecution or enforcement in the name of Seller. Any prosecution or enforcement of claims, rights or benefits under this
Section 11.8 shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller. Following the Closing Date, Seller shall refer to Buyer and its Affiliates, as appropriate, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Assets and the Business.

   11.9 Mutual Drafting. This Agreement is the joint product of Buyer and Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer and Seller and shall not be construed for or against any party hereto.

  11.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles). Subject to Section 11.11, each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of California, San Francisco County, and (b) the United States District Court for the Northern District of California, for the purposes of any Action arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Northern District of California, or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, San Francisco County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in
Section 11.2 shall be effective service of process for any Action in

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

California with respect to any matters to which it has submitted to jurisdiction in this Section 11.10. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby in (i) the Superior Court of the State of California, San Francisco County, or (ii) the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

  11.11 Dispute Resolution. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement or the Ancillary Agreements (or any subsequent agreements or amendments thereto), including as to their existence, enforceability, validity, interpretation, performance, indemnification, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

          (a) The arbitration shall take place in San Francisco County, California, and in no other place.

          (b) There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

          (c) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

          (d) The arbitrators shall comply with Section 11.10, provided that the procedural law shall be the U.S. Arbitration Act, as amended, to the extent not inconsistent with the Rules and this Section 11.11.

          (e) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

          (f) The arbitrators' decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

          (g) The arbitrators shall have the authority to grant injunctive relief and order specific performance.

          (h) No party shall be eligible to receive, and the arbitrators shall not have the authority to award, exemplary or punitive damages.

          (i) Each party to the arbitration shall bear their own attorney's fees and costs, but shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

  11.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   11.13 Public Announcements. Neither Buyer, Seller nor the representatives of either of them shall issue to the media any news release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such news release or other public announcement may be made if required by applicable law or a securities exchange rule, provided that the party required to make such news release or other public announcement shall confer with the other party concerning the timing and content of such news release or other public announcement before the same is made. Buyer and Seller will consult with each other concerning the means by which employees, customers and suppliers and others having dealings with Seller with respect to the Business will be informed of the transactions contemplated hereby, and Buyer shall be allowed to have present for any such communication a representative of Buyer.

   11.14 Entire Agreement. This Agreement, together with all Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among Buyer and Seller with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              DURECT CORPORATION, INC.,
                               a Delaware corporation

                              By:  /s/ James E. Brown
                                   ________________________________
                                   Name:  James E. Brown
                                   Title: Chief Executive Officer


                              ALZA CORPORATION,
                               a Delaware corporation

                              By:  /s/ Peter Staple
                                   ________________________________
                                   Name:  Peter Staple
                                   Title: Executive Vice President

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  ATTACHMENTS


EXHIBITS

Exhibit A           General Support Services Agreement

Exhibit B           Coating Services Agreement

Exhibit C           New Models Development Agreement

Exhibit D           Form of Trademark Assignment

Schedule 1          Product and Accessory Products

Schedule 2.1 (a)    Inventories

Schedule 2.1 (b)    Fixed Assets

Schedule 2.1 (c)    Contracts

Schedule 2.1 (d)    Lease

Schedule 2.1 (e)    Trademarks

Schedule 2.1 (f)    Marketing Materials

Schedule 5.9        Employees

Schedule 5.10       Environmental Matters

Schedule 7.6        Inventory Price List

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                      GENERAL SUPPORT SERVICES AGREEMENT


          This GENERAL SUPPORT SERVICES AGREEMENT (this "Agreement"), dated as of April 14, 2000 (the "Effective Date" ), is made by and between ALZA CORPORATION, a Delaware corporation ("Seller"), and DURECT CORPORATION, a Delaware corporation ("Buyer").

                                R E C I T A L S

          A. Seller and Buyer have entered into a Product Acquisition Agreement of even date herewith (the "Acquisition Agreement"), providing for the sale by Seller to Buyer of certain Assets (as defined in the Acquisition Agreement).

          B. Buyer desires that Seller render certain services to Buyer on an interim basis to assist in the operation of the Business (as defined in the Acquisition Agreement) of the manufacture and sale of the Product (as defined in the Acquisition Agreement). Seller is willing to perform such services on the terms and subject to the conditions set forth herein.


                               A G R E E M E N T

          In consideration of the premises and the respective covenants and obligations set forth herein the parties agree as follows:

          1.   Services.  (a)  For the 30-day period, or a shorter period as
               --------
Buyer may designate, commencing on the Effective Date, Seller shall conduct all aspects of the ALZET osmotic pump business ("Business") on behalf of Buyer in its usual, regular and ordinary manner, substantially in the same manner as conducted prior to the Effective Date (the "Transition Period").

               (b) For the period commencing on the cessation of the Transition Period through the term hereof, Seller shall provide to Buyer for use in connection with the manufacture and sale of the Product the services described in the Schedule of Services attached hereto as Exhibit A and incorporated herein
                                               ---------
by this reference.  Except as otherwise noted on Exhibit A, the Services shall
                                                 ---------
be of the type and at the level of use provided by Seller to the Business immediately prior to the Effective Date. Such services will be provided at reasonable times and upon reasonable notice, as mutually agreed.

               (c) The services provided by Seller to Buyer under subsection 1(a) and 1(b) are individually and collectively referred to hereafter as the "Services".

          2.   Term.  The term of this Agreement shall commence on the Effective
               ----
Date. The parties acknowledge that the purpose of this Agreement is to provide Services on an interim basis to permit Buyer to develop its ability to provide the Services or to obtain alternate sources of supply of Services within a reasonable period of time after the date hereof. Buyer shall use its best efforts to

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

develop its ability to provide to itself the Services and/or obtain alternate sources of supply for the Services as soon as practicable after the Effective Date. Buyer may terminate this Agreement with respect to any item of Service upon 7 days' prior written notice to Seller. Unless this Agreement is renewed by mutual agreement of the parties, this Agreement shall terminate not later than December 31, 2000; provided that, no such termination shall affect the obligations of Buyer to make payments due hereunder.

          3.   Compensation.  On the Effective Date, Buyer shall pay $500,000.
               ------------
With respect to Services during the Transition Period, it is intended that any profits or losses incurred in connection within operation of the Business by Seller for Buyer shall be passed on to Buyer. Buyer and Seller shall coordinate with each other to account for and implement the foregoing provision in a mutually acceptable manner. After the Transition Period, Buyer shall pay Seller's "Costs" in providing the Services. Seller's "Costs," for purposes of this Agreement, shall include reimbursement for (i) Seller's direct and indirect expenses as defined under "Payment for Services" in Exhibit A hereto, and (ii) the cost of assets purchased for use solely on behalf of Buyer, the purchase of which is approved in writing by Buyer.

          4.   Invoicing.  Seller shall invoice Buyer for the Services on one or
               ---------
more invoices at such intervals as Seller shall determine, provided that Seller will not invoice Buyer more than once per month. All payments shall be due and payable 30 days after the date of the invoice.

          5.   Disputes.  If Buyer disputes any charge set forth in an invoice,
               --------
Buyer shall notify Seller in writing within 30 days after receipt of such invoice. The parties shall promptly attempt to resolve any such dispute. If either party determines that the dispute cannot be resolved in a mutually agreeable manner, the dispute shall be resolved exclusively as set forth in
Section 11.11 of the Acquisition Agreement.

          6.   Force Majeure.  Neither Seller nor Buyer shall have any liability
               -------------
to the other for any failure to fulfill any obligations hereunder during a period in which they are prevented from doing so by act of God, fire, riot, labor disturbance, accident, war, act of any government, partial or total interruption or loss, or shortage of transportation facilities or supplies or by other causes beyond the reasonable control of the parties, whether similar to the causes specified or not. The party claiming benefit of this provision shall notify the other promptly of the cause and attempt in good faith to resume performance as soon as reasonably possible, and there shall be no charge for supplies not in fact delivered or services not performed. Neither party shall be obligated to settle a dispute or otherwise take any action which is not commercially reasonable to terminate an event of force majeure.

          7.   Notice of Scheduled Shutdowns.  Seller will provide to Buyer
               -----------------------------
reasonable notice, consistent with Seller's past practices, of any scheduled shutdowns which are reasonably likely to interrupt the Services.

          8.   Indemnities.  Subject to the terms of the Acquisition Agreement,
               -----------
(a) Seller shall indemnify, defend and hold harmless Buyer and its affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns, from and against any and all claims, liabilities, obligations, losses, deficiencies and damages (except for criminal penalties) or judgments of any kind or nature whatsoever caused by the willful misconduct or gross negligence of Seller or its affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns arising from or associated with provision of the Services set forth on Exhibit A, including reasonable fees and expenses of counsel and (b) except as provided in clause
(a), Buyer shall indemnify, defend and hold harmless Seller and its affiliates, officers, directors, stockholders, employees, agents,

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

representatives, successors and assigns, from and against any and all claims, liabilities, obligations, losses, deficiencies and damages (except for criminal penalties) or judgments of any kind or nature whatsoever arising from or associated with provision of the Services set forth on Exhibit A, including reasonable fees and expenses of counsel.

          9.   Relationship of the Parties.  For purposes of this Agreement,
               ---------------------------
Buyer and Seller shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Buyer and Seller as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

          10.  Confidentiality.  The parties agree to keep confidential any and
               ---------------
all information and data received or generated pursuant to this Agreement except for such disclosures which are required by law or other governmental authority or which are reasonably necessary to be disclosed by Seller in order to provide any Services.

          11.  Expenses, Taxes, Etc.  Except as otherwise provided in this
               --------------------
Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and thereby.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          12.  Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

          (a)   If to Seller

                ALZA Corporation
                1900 Charleston Road
                Mountain View, California 94043Attention: General CounselTelecopy No.: (650) 564-7848
                Telephone No.:  (650) 564-5260

          (b)   if to Buyer:

                DURECT Corporation10240 Bubb RoadCupertino,
                California 95014-4166Attention: Jean Liu,
                Esq.Telecopy No.:  (408)777-3577Telephone No.:
                (408) 777-1417

          13.  Interpretation.  Capitalized terms used in this Agreement and not
               --------------
defined herein shall have the meanings assigned to them in the Acquisition Agreement. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section reference is expressly indicated, the entire Agreement rather than any specific Section. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

          14.  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of statute, law, regulation, judgment, injunction, decree or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In such event, any such term or provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          15.  Assignment.  This Agreement may not be assigned by operation of
               ----------
law or otherwise, except that either party (including its Affiliates) may assign its rights and benefits hereunder (provided that the assigning party or its Affiliates, as applicable, shall remain responsible for its obligations hereunder) (a) to any Affiliate of the assigning party, (b) to any Person acquiring all or substantially all of the assets and properties of the assigning party, or in the case of Buyer, the Business, as such Business is then conducted by Buyer and its Affiliates or (c) to any Person acquiring a distinct line or division of such Business, with respect to the rights and benefits of Buyer hereunder that pertain thereto. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

          16.  No Third-Party Beneficiaries.  This Agreement is for the sole
               ----------------------------
benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          17.  Amendment, Other Remedies and Waiver.
               ------------------------------------

          (a) This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer.

          (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative of any other remedy conferred hereby or by law or equity, and the exercise of any remedy will not preclude the exercise of any other.

          (c) Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (i) no Action or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          18.  Mutual Drafting.  This Agreement is the joint product of Buyer
               ---------------
and Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer and Seller and shall not be construed for or against any party hereto.

          19.  Governing Law; Consent to Jurisdiction.  This Agreement shall be
               --------------------------------------
governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of California, San Francisco County,

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

and (b) the United States District Court for the Northern District of California, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Northern District of California, or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, San Francisco County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12 shall be effective
                                                     --
service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this Section 19. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby or thereby in (i) the Superior Court of the State of California, San Francisco County, or (ii) the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

          20.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          21.  Public Announcements.  Neither Buyer, Seller nor the
               --------------------
representatives of either of them shall issue to the media any news release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such news release or other public announcement may be made if required by applicable law or a securities exchange rule, provided that the party required to make such news release or other public announcement shall confer with the other party concerning the timing and content of such news release or other public announcement before the same is made.
Buyer and Seller will consult with each other concerning the means by which employees, customers and suppliers and others having dealings with Seller with respect to the Business will be informed of the transactions contemplated hereby, and Buyer shall be allowed to have present for any such communication a representative of Buyer.

          22.  Entire Agreement.  This Agreement, together with all Exhibits
               ----------------
hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among Buyer and Seller with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

          23.  Survival.  The provisions of Sections 5, 8, 9, 10, 11, 12, 14,
               --------
19, 21 and this Section 23 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DURECT CORPORATION,                  ALZA CORPORATION
a Delaware corporation               a Delaware corporation



By: /s/ James E. Brown               By: /s/ Peter Staple
   _________________________            _________________________
   Name:  James E. Brown                Name:  Peter Staple
   Title: Chief Executive Officer       Title: Executive Vice President


*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                   EXHIBIT A

                             Schedule of Services

Services to be Provided:

1.   Purchasing
2.   Engineering/R&D support of ALZET manufacturing
3.   Analytical: lot release, intermediate and raw material testing
4.   Shipping of material from V1
5.   Material transfer within Vacaville
6. Transfer of material back and forth from Vacaville to Mountain View for the purposes of coating
7.   Shipping of marketing materials from Mountain View
8.   Production Planning
9.   Administration
10.  QA/QC
11.  Document services: Lot record processing and review
12.  Milling of salt sleeve components in V1
13. Toxicology testing services associated with manufacturing and material acquisition
14.  Pass through of ordering, shipping and collections activity at Livingston
15.  Sterilization of materials by Sterigenics
16. Storage/inventory and shipping/receiving of raw materials, intermediates and finished goods in V1 warehouse
17.  Waste disposal, including hazardous materials
18.  Training

Payment for Services:

DIRECT EXPENSES
---------------

     Direct Salaries*
     Temporary Help
     Telephone and Communications
     Corporate Consulting
     Equipment Expenses
     Data Processing Services and Expense
     Supplies
     Miscellaneous General Administrative Expenses

INDIRECT EXPENSES**
-----------------

     Management and Administrative Salaries
     Equipment Depreciation
     Facilities Expense
     Corporate Data Processing Services and Expenses
     Interest Expense
     Miscellaneous General and Administrative Overhead


*Direct Salaries include benefits
**Indirect Expenses are billed at a rate of 50% of Direct Salaries


*Materials has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                          COATING SERVICES AGREEMENT

          This COATING SERVICES AGREEMENT (this "Agreement"), dated as of April 14, 2000 (the "Effective Date"), is made by and between ALZA CORPORATION, a Delaware corporation ("Seller"), and DURECT CORPORATION, a Delaware corporation ("Buyer").

                                R E C I T A L S

          A. Seller and Buyer have entered into a Product Acquisition Agreement of even date herewith (the "Acquisition Agreement"), providing for the sale by Seller to Buyer of certain Assets (as defined in the Acquisition Agreement).

          B. Buyer desires that Seller render certain services to Buyer on an interim basis to assist in the operation of the Business (as defined in the Acquisition Agreement) of the manufacture and sale of the Product (as defined in the Acquisition Agreement). Seller is willing to perform such services on the terms and subject to the conditions set forth herein.

                               A G R E E M E N T

          In consideration of the premises and the respective covenants and obligations set forth herein the parties agree as follows:

          1.   Services.  Seller shall provide to Buyer for use in connection
               --------
with the manufacture and sale of the Product the services described in the Schedule of Services attached hereto as Exhibit A and incorporated herein by
                                        ---------
this reference (individually and collectively, the "Services"). Except as otherwise noted on Exhibit A, the Services shall be of the type and at the level
                   ---------
of use provided by Seller to the Business immediately prior to the Effective Date. Such services will provided at reasonable times and upon reasonable notice, as mutually agreed.

          2.   Term.  The term of this Agreement shall commence on the Effective
               ----
Date. The parties acknowledge that the purpose of this Agreement is to provide Services on an interim basis to permit Buyer to develop its ability to provide the Services or to obtain alternate sources of supply of Services within a reasonable period of time after the date hereof. Buyer shall use its best efforts to develop its ability to provide to itself the Services and/or obtain alternate sources of supply for the Services as soon as practicable after the Effective Date. Buyer may terminate this Agreement with respect to any item of Service upon 30 days' prior written notice to Seller. Unless this Agreement is renewed by mutual agreement of the parties, this Agreement shall terminate not later than the date which is three (3) years following the Closing Date (as defined in the Acquisition Agreement); provided that, no such termination shall affect the obligations of Buyer to make payments due hereunder.

          3.   Compensation.  On the Effective Date, Buyer shall pay Seller
               ------------
$500,000. In addition, Buyer shall pay Seller's "Costs" in providing the Services. Seller's "Costs", for purposes of this Agreement, shall include reimbursement for Seller's direct and indirect expenses as defined under "Payment for Services" in Exhibit A hereto.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          4.   Invoicing.  Seller shall invoice Buyer for the Services on one or
               ---------
more invoices at such intervals as Seller shall determine, provided that Seller will not invoice Buyer more than once per month. All payments shall be due and payable 30 days after the date of the invoice.

          5.   Disputes.  If Buyer disputes any charge set forth in an invoice,
               --------
Buyer shall notify Seller in writing within 30 days after receipt of such invoice. The parties shall promptly attempt to resolve any such dispute. If either party determines that the dispute cannot be resolved in a mutually agreeable manner, the dispute shall be resolved exclusively as set forth in
Section 11.11 of the Acquisition Agreement.

          6.   Specific Performance.  Each of the parties hereto acknowledges
               --------------------
and agrees that the extent of damages to Buyer in the event of a breach by Seller of this Agreement would be impossible to ascertain and there is and will be available to Buyer no adequate remedy at law to compensate it in the event of such a breach. Consequently, the Seller agrees that, in the event that it fails to perform any Services hereunder, Buyer shall be entitled, in addition to any other relief to which it may be entitled including without limitation money damages, to enforce any or all of such covenants to perform any Services by injunctive or other equitable relief ordered by any court of competent jurisdiction.

          7.   Indemnities.  Subject to the terms of the Acquisition Agreement,
               -----------
(a) Seller shall indemnify, defend and hold harmless Buyer and its affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns, from and against any and all claims, liabilities, obligations, losses, deficiencies and damages (except for criminal penalties) or judgments of any kind or nature whatsoever caused by the willful misconduct or gross negligence of Seller or its affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns arising from or associated with provision of the Services set forth on Exhibit A, including
                                                       ---------
reasonable fees and expenses of counsel and (b) except as provided in clause
(a), Buyer shall indemnify, defend and hold harmless Seller and its affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns, from and against any and all claims, liabilities, obligations, losses, deficiencies and damages (except for criminal penalties) or judgments of any kind or nature whatsoever arising from or associated with provision of the Services set forth on Exhibit A, including reasonable fees and
                                       ---------
expenses of counsel.

          8.   Force Majeure.  Neither Seller nor Buyer shall have any liability
               -------------
to the other for any failure to fulfill any obligations hereunder during a period in which they are prevented from doing so by act of God, fire, riot, labor disturbance, accident, war, act of any government, partial or total interruption or loss, or shortage of transportation facilities or supplies or by other causes beyond the reasonable control of the parties, whether similar to the causes specified or not. The party claiming benefit of this provision shall notify the other promptly of the cause and attempt in good faith to resume performance as soon as reasonably possible, and there shall be no charge for supplies not in fact delivered or services not performed. Neither party shall be obligated to settle a dispute or otherwise take any action which is not commercially reasonable to terminate an event of force majeure.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          9.   Notice of Scheduled Shutdowns.  Seller will provide to Buyer
               -----------------------------
reasonable notice, consistent with Seller's past practices, of any scheduled shutdowns which are reasonably likely to interrupt the Services.

          10.  Relationship of the Parties.  For purposes of this Agreement,
               ---------------------------
Buyer and Seller shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Buyer and Seller as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

          11.  Confidentiality.  The parties agree to keep confidential any and
               ---------------
all information and data received or generated pursuant to this Agreement except for such disclosures which are required by law or other governmental authority or which are reasonably necessary to be disclosed by Seller in order to provide any Services.

          12.  Expenses, Taxes, Etc.  Except as otherwise provided in this
               --------------------
Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and thereby.

          13.  Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

           (a)  If to Seller

                ALZA Corporation
                1900 Charleston Road
                Mountain View, California 94043
                Attention: General Counsel
                Telecopy No.: (650) 564-7848
                Telephone No.: (650) 564-5260

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

           (b)  if to Buyer:

                DURECT Corporation
                10240 Bubb Road
                Cupertino, California  95014-4166
                Attention: Jean Liu, Esq.
                Telecopy No.: (408) 777-3577
                Telephone No.: (408) 777-1417

          14.  Interpretation.  Capitalized terms used in this Agreement and not
               --------------
defined herein shall have the meanings assigned to them in the Acquisition Agreement. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section reference is expressly indicated, the entire Agreement rather than any specific Section. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

          15.  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of statute, law, regulation, judgment, injunction, decree or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In such event, any such term or provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

          16.  Assignment.  This Agreement may not be assigned by operation of
               ----------
law or otherwise, except that Buyer (including its Affiliates) may assign its rights and benefits hereunder (provided that Buyer or its Affiliates, as applicable, shall remain responsible for its obligations hereunder) (a) to any Affiliate of Buyer, (b) to any Person acquiring all or substantially all of the assets and properties of the Business, as such Business is then conducted by Buyer and its Affiliates or (c) to any Person acquiring a distinct line or division of such Business, with respect to the rights and benefits of Buyer hereunder that pertain thereto. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

          17.  No Third-Party Beneficiaries.  This Agreement is for the sole
               ----------------------------
benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          18.  Amendment, Other Remedies and Waiver.
               ------------------------------------

          (a) This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer.

          (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative of any other remedy conferred hereby or by law or equity, and the exercise of any remedy will not preclude the exercise of any other.

          (c) Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (i) no Action or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          19.  Mutual Drafting.  This Agreement is the joint product of Buyer
               ---------------
and Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer and Seller and shall not be construed for or against any party hereto.

          20.  Governing Law; Consent to Jurisdiction.  This Agreement shall be
               --------------------------------------
governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of California, San Francisco County, and (b) the United States District Court for the Northern District of California, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Northern District of California, or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, San Francisco County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12 shall be effective service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this Section 19. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby or thereby in (i) the Superior Court of the State of California, San Francisco County, or (ii) the United States District Court for the Northern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          21.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          22.  Public Announcements.  Neither Buyer, Seller nor the
               --------------------
representatives of either of them shall issue to the media any news release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such news release or other public announcement may be made if required by applicable law or a securities exchange rule, provided that the party required to make such news release or other public announcement shall confer with the other party concerning the timing and content of such news release or other public announcement before the same is made.
Buyer and Seller will consult with each other concerning the means by which employees, customers and suppliers and others having dealings with Seller with respect to the Business will be informed of the transactions contemplated hereby, and Buyer shall be allowed to have present for any such communication a representative of Buyer.

          23.  Entire Agreement.  This Agreement, together with all Exhibits
               ----------------
hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among Buyer and Seller with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

          24.  Survival.  The provisions of Sections 5, 6, 7, 10, 11, 12, 13,
               --------
15, 20, 22 and this Section 24 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DURECT CORPORATION,                  ALZA CORPORATION
a Delaware corporation               a Delaware corporation

By: /s/ James E. Brown                By: /s/ Peter Staple
   -------------------------------       ---------------------------------
   Name: James E. Brown                  Name: Peter Staple
   Title: Chief Executive Officer        Title: Executive Vice President

                                   EXHIBIT A

                             Schedule of Services

Services to be Provided:

1. [***] coating of 100X, 200X and 2ML ALZET subassemblies and improvements thereto, subject to the following Responsibilities and Fees.

Responsibilities of ALZA in Provision of Services:

1. ALZA will coat the specific number of lots or sublots of Product requested by DURECT. DURECT and ALZA will negotiate to find mutually convenient time(s) to coat the requested Product to permit observation by Durect and so that materials can be made available in a timely manner.

2. If ALZA is unable to schedule mutually convenient time(s) to coat the requested Product within the requested month, then ALZA has additional 30 days in which to coat the Product in a manner consistent with DURECT's request.

3.  ALZA will provide the manpower necessary to coat the requested Product.

4.  ALZA will provide to DURECT the following services as they relate:

    A.  Shipping and receiving of materials in Mountain View
    B.  Storage of solvents and materials staged for use in the coating process

Responsibilities of DURECT in Provision of Services:

1. For each calendar month, DURECT will provide ALZA with a request for coating of a specific number of lots or sublots of Product. Such requests will be provided to ALZA not less than 30 days in advance of the beginning of the calendar month.

2. DURECT will provide, on a timely basis, observation for the coating of all lots and sublots of Product coated by ALZA under this Agreement based on a coating schedule identified by ALZA in advance.

3. DURECT will provide on a timely basis sufficient materials to coat requested lots and sublots of Product based on a coating schedule identified by ALZA in advance.

Payment for Services: DURECT will pay ALZA a rate of 350% of direct salaries to cover ALZA's direct and indirect costs for performing the above services

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                       NEW MODELS DEVELOPMENT AGREEMENT

   THIS NEW MODELS DEVELOPMENT AGREEMENT ("AGREEMENT") IS ENTERED INTO AS OF
    APRIL 14, 2000 BETWEEN ALZA CORPORATION ("ALZA") AND DURECT CORPORATION
                                  ("DURECT").

                                R E C I T A L S
                                ---------------

     A. ALZA and DURECT are parties to a Product Acquisition Agreement ("Acquisition Agreement") dated the date hereof, whereby DURECT acquired ALZA's right, title and interest in and to the osmotic, miniature, implantable pumps for research use in laboratory animals, sold under the trademark ALZET(R) (the "Product").

     B. The parties desire that ALZA continue certain in-process development of two New Models of the Product.

     NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties hereby agree as follows:

     1.   Definitions.  For the purposes of this Agreement, the following terms
          -----------
will have the respective meanings set forth below:

          1.1 "Development Costs" means the costs of the Program incurred by ALZA pursuant to this Agreement and determined in accordance with Exhibit A hereto.
          1.2 "New Models" means either of and each of (1) [* * *] and (2) [* * *].
     -
          1.3 "Program" means all activities undertaken by either or both parties in accordance with the terms hereof for the development of the New Models.

     2.   Product Development Program.
          ---------------------------

          2.1 Promptly after execution of this Agreement and approval of a work plan as described in Section 2.2, ALZA will commence the Program activities necessary to continue development of the New Models. In connection with the Program, both parties will make available appropriate scientific, engineering and other

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC. 10 personnel to perform tasks under the Program. The parties will use reasonable commercial efforts to carry out the Program, will participate in periodic conferences to review its status and will cooperate in the prompt preparation and review of, and discussion concerning, work plans and cost estimates and revisions thereto described in Section 2.2.

          2.2 ALZA and DURECT agree to cooperate to devise mutually acceptable work plans and cost estimates for the development of the New Models. The parties understand and agree that it is difficult to accurately predict the activities that will be necessary to develop the New Models, or the cost thereof, and significant uncertainties exist in any product development effort. As a result, any such work plan and cost estimate will be diligently reviewed and revised from time to time in order that it remain a faithful best-estimate of work to be done by the parties under the Program and, with regard to ALZA's activities, the Development Costs thereof.

          2.3 DURECT will pay to ALZA, on a monthly basis, all Development Costs incurred by ALZA in connection with the activities carried out under the Program. ALZA will invoice DURECT on or before the fifteenth day of each month for the preceding month's Development Costs. All payments will be made within 30 days after the date of the invoice. Notwithstanding the foregoing, DURECT will not be obligated to any Development Costs in excess of those provided for in approved work plans and costs estimates, and ALZA will not be obligated to perform any work which would result in Development Costs exceeding such approved cost estimates.

     3.   Ownership.
          ---------

          Any inventions and information solely relating to the New Models ("Inventions") and any intellectual property rights therein and thereto will be the property of DURECT, without regard to whether the Inventions are made by employees of DURECT, ALZA or both parties. ALZA shall promptly disclose any such Inventions to DURECT, execute all required instruments to assign ownership of such Inventions to DURECT and cooperate with DURECT to obtain and enforce any patents or other registrations covering such Inventions. This provision will survive the termination of this Agreement for any reason.

     4.   Term and Termination.
          --------------------

          4.1 Unless earlier terminated under Section 4.2, this Agreement will remain in effect until completion of the development of the New Models.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC. 11

          4.2 DURECT may terminate this Agreement at any time upon not less than 30 days' written notice to ALZA. ALZA may terminate this Agreement upon not less than 30 days' written notice to DURECT, if DURECT fails to pay any amounts due to ALZA under this Agreement within 30 days after the date of invoice, unless DURECT shall have paid such outstanding amounts within 30 days of DURECT's receipt of ALZA's written notice thereof.

          4.3 Termination of this Agreement will be without prejudice to ALZA's right to receive payment of all Development Costs incurred prior to the effective date of the termination. After termination of this Agreement by DURECT or termination by ALZA due to a breach of this Agreement by DURECT, DURECT will reimburse ALZA, within 30 days after invoice, for any uncancellable obligations and expenses incurred by ALZA prior to such termination in connection with the Program and all costs incurred by ALZA in terminating the Program.

     5.   Miscellaneous.
          -------------

          5.1 This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

          5.2 This Agreement will not be amended or modified except in a writing signed by each of the parties hereto.

          5.3 All notices, requests and other communications required or permitted to be given hereunder or with respect hereto will be in writing, and may be given by (i) personal delivery, (ii) registered first-class United States mail, postage prepaid by the sender, return receipt requested, (iii) overnight delivery service, charges prepaid by the sender, or (iv) via facsimile and, in each case, addressed to the other party at the address for such party as set forth below, and will be effective upon receipt in the case of (i) (iii) or (iv) above, and five days after mailing in the case of (ii) above.

     If to ALZA:    ALZA Corporation
                    1900 Charleston Road
                    Mountain View, CA 94043
                    Fax #: 650-564-7848
                    Attention: Senior Vice President and General Counsel

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC. 12

     If to DURECT:  DURECT CORPORATION
                    10240 Bubb Road
                    Cupertino, CA 95014
                    Fax #: (408) 777-3577
                    Attention: General Counsel

Any party may change its address at which notice is to be received by written notice provided pursuant to this Section 5.3.

          5.4 Each party will be responsible for assuring that all applicable rules, laws and regulations are met in the performance of its duties hereunder.

          5.5 This Agreement, together with the exhibits hereto, sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

          5.6 Neither party will be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ALZA CORPORATION                             DURECT CORPORATION

By:    /s/ Peter Staple                      By:    /s/ James E. Brown
       __________________________                   _________________________

Title: Executive Vice President              Title: Chief Executive Officer
       __________________________                   _________________________

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC. 13

                                   EXHIBIT A

                               DEVELOPMENT COSTS


Development Costs are equal to the sum of (i) research expenses, (ii) general and administrative expenses and (iii) capital asset expenditures.

     (i)   Research expenses include both direct expenses and indirect expenses.

           (a) Direct expenses include direct research salaries (including project management and temporary labor), clinical expenses, supplies and other expenses incurred specifically in connection with the Program.

           (b) Indirect expenses include general research management and support costs of the research and product development organization. Indirect expenses are allocated to all projects and billed to clients at a fixed rate* of 160% of direct research salaries.

           Examples of items included in direct and indirect expenses are listed on Exhibit A-1

           (ii) General and administrative expenses are allocated among the research and product development, manufacturing and marketing organizations. The portion allocated to the research and product development organization is then allocated to all research and development projects and billed to clients at a fixed rate* of 80% of direct research salaries.

                 Examples of items included in general and administrative expenses are listed on Exhibit A-1.

           (iii) Capital asset expenditures are the actual costs of new capital assets acquired specifically for the project.


--------------
* This fixed billing rate will not be changed prior to January 1, 2001 and, if changed on or after January 1, 2001, such changes will be limited to not more than one change per calendar year and shall be a maximum of 10% of the rate in effect at the time of the increase.



* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC. 1

                                  EXHIBIT A-1

                                  Examples of
                               Research Expenses
                               -----------------


Direct Expenses
---------------

Direct research salaries*
Project clinical expenses and outside services
Project specific supplies
Project travel and related expenses
Miscellaneous project expenses
Regulatory and filing fees and maintenance payments

Indirect Expenses
-----------------

Research management and indirect salaries*
General research supplies and materials
General research consulting and outside services
Facilities expenses
Telephone and communications
Equipment depreciation, rent, maintenance and services
Research travel and related expenses
Patent and trademark expenses
Miscellaneous indirect research expenses


                                  Examples of
                      General and Administrative Expense
                      ----------------------------------

Corporate management, administrative, and indirect salaries*
Telephone and communications
Equipment depreciation, rent, maintenance and services
Board of directors and corporate consulting
Annual audit, accounting and legal expenses
Facilities expenses
Information services (data processing) expenses
Interest expense
Miscellaneous general and administrative expenses

*Salaries include fringe benefits at a fixed rate of 52% of salaries. This fixed rate will not be changed prior to January 1, 2001 and, if changed on or after January 1, 2001, such changes will be limited to not more than one change per calendar year and shall be a maximum of 10% of the rate in effect at the time of the increase.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  SCHEDULE 1
                                  ----------

                                  THE PRODUCT
                                  -----------

A General Description

      ALZET osmotic pumps are miniature, implantable pumps used for research in mice, rats, and other laboratory animals. These infusion pumps continuously deliver drugs, hormones, and other test agents at controlled rates from one day to four weeks without the need for external connections or frequent handling. Their unattended operation eliminates the need for repeated nighttime or weekend dosing.

      ALZET pumps can be used for systemic administration when implanted subcutaneously or intraperitoneally. They an be attached to a catheter for intravenous, intracerebral, or intra-arterial infusion. ALZET pumps can also be
used for target delivery, where   the effects of a drug or test agent are
localized in a particular tissue or organ, by means of a catheter. The pumps have been used to target delivery to a wide variety of sites including the spinal cord, spleen, liver, organ or tissue transplants, and would heating sites. ALZET pumps have been used in thousands of studies on the effects of controlled delivery of a wide range of experimental agents, including peptides, growth factors, cytokines, chemotherapeutic drugs, additive drugs hormones, steroids, and antibodies. Due to the unique mechanism by which ALZET pumps operate, compounds of any molecular conformation can be delivered predictably at controlled rates, independent of their physical and chemical properties. A bibliography of pump work which has been documented in the scientific literature is available, as is information on the osmotic delivery mechanism of ALZET pumps.

ALZET pumps are intended for use in experimental animals only. They are not to be placed into animals used for food products. They are not to be used in humans.

           ------------------------------------------------------------------
                        Item                              Part #
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2001                     0000292
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2002                     0000296
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2004                     0000298
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2ML1                     0000323
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2ML2                     0000325
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2ML4                     0000327
           ------------------------------------------------------------------

             ALZET/(R)/ Model 1002                     0004317
           ------------------------------------------------------------------

             ALZET/(R)/ Model 1003D                    0000289
           ------------------------------------------------------------------

             ALZET/(R)/ Model 2001D                    0000294
           ------------------------------------------------------------------

             ALZET/(R)/ Model 1007D                    0000290
           ------------------------------------------------------------------

             ALZAID Test Kit                           00004750
           ------------------------------------------------------------------

             ALZET/(R)/ Brain Infusion Kit II          00008663
           ------------------------------------------------------------------

             Brain Infusion Kit                        00004760
           ------------------------------------------------------------------



Ancillary products:
------------------

 . Filling tubes (blunt-end needle syringes) for 100 ul, 200 ul and 2 ML pumps, and:

 .  Flow moderators for 100 ul, 200 ul and 2 ML pumps


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                SCHEDULE 2.1(a)
                                ---------------

                                   INVENTORY
                                   ---------



The attached inventory list is subject to confirmation by Seller and Buyer.



Alzet

                                    Feb-00
                                    Ending        Raw                  Applied      Total
Item #     Type     Description     Balance     Material     Labor     Overhead
------     ----     -----------     -------     --------     -----     --------     -----
[***]      [***]       [***]         [***]        [***]      [***]       [***]      [***]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                SCHEDULE 2.1(b)
                                ---------------
                                 FIXED ASSETS
                                 ------------

           Asset No.      Description
           --------       -----------
               N/A        portable crane
               N/A        6 shop benches
               N/A        mold master (salt sleeve control)
               N/A        5 tables in molding room
               N/A        2 chairs in molding room
               N/A        3 ladders on wheels in molding room
              8776        Van Dorn molder (#1)
             10020        Van Dorn molder (#2)
             91036        Arburg molder
             14223        Sentra temperature controller with Van Dorn #2
              9709        Conair temperature controller with Arburg
             14502        Sentra temperature controller with Van Dorn #1
              8745        Crane over VanDorns
              7216        Manesty tablet press
              7875        Norton roll mill
              1927        Temtek temperature control
             10197        100x 2 shuttle plates and mold
             13119        100x salt sleeve mold
            201778        100x reservoir
             13150        100x reservoir
              9553        100x plug
             61886        200x salt sleeve mold
              7529        200x flow mod cap
              9170        200x reservoir
              9367        200x plug
              8339        200x catheter shuttle plates (in cabinet)
              7937        2 ml reservoir
              9160        2 ml flow mod cap
              2183        2 ml sleeve
              8469        2 ml flow mod catheter
              7904        2 ml plug
          14132-94        air compressor
           sn17069        Maximum chiller
           sn34114        Advantage chiller
         37352-1-1        Lady-pack shrinkwrapper
              0550        Oven 5
              8630        Grieve oven
              7457        UPAC-400
               N/A        Hood Clean Air II (in UPAC room)
               N/A        Pressure Tester (on cart in UPAC room)
               N/A        Forklift, Raymond 9
              9913        Grinder
               N/A        Drill Press
              8627        Robot
               N/A        Temptek Digital Controller
             10957        Floor Scale (NCI Model 5788)
          3727-1-1        Chiller (in 3 parts on pallets near utility room)
               N/A        Dalemark printer 975-F
              9353        IMS graqulator
         89689-1-3        Blue M Oven
         89689-1-4        Blue M Oven
              7467        Norton Roll Mill
              8098        Red Devil
         44850-1-1        Micro-Vu
             10723        Acuforce
             12680        Metler Balance
              8151        Washer
              8109        Dryer
             13974        Vertrod sealer
               N/A        5 each assembly tables
              7521        Fume hood
             14368        Fume hood
        66856-1-1A        Fume hood
             14369        Fume hood
              7521        Fume hood
        66856-1-3A        Fume hood
         66856-1-1        Fume hood
         66856-1-3        Fume hood
        66856-1-2A        Fume hood
         66856-1-2        Fume hood
              0221        Vertrod sealer
             10956        Balance
             41967        Balance
               N/A        Drills for drilling alzet pumps (3 each)
       205744-01-1        Computer
               N/A        Computer at Mechanic's Station
               N/A        Printer at Mechanic's Station
               N/A        Computer in assembly room
               N/A        Printer in assembly room
               N/A        Computer in outer office (bldg T)
               N/A        Printer in outer office (bldg T)
               N/A        Fax machine in outer office (bldg T)
               N/A        Computer in oven area (bldg T)
               N/A        Printer in oven area (bldg T)
        64505-11-4        File Cabinet
               N/A        Desks (2 each)
               N/A        File cabinets (2 each)
               N/A        OTC Crane
             13327        Blue M oven
               N/A        Rolling toolbox with top box
               N/A        Bench grinder
               N/A        Compressor
               N/A        Pallet jack
               N/A        Bar code printer
        214999-1-2        Lap Top
       208368-01-2        Computer
         61025-1-1        Fax
      205745-01-26        Computer
       207434-01-7        Computer
        267265-1-4        Printer
       215173-01-9        Printer
         64271-1-6        Printer
               N/A        Inspection Boards (with defective samples)
               N/A        Batch histories
               N/A        equipment logs


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                SCHEDULE 2.1(c)
                                ---------------

                                   CONTRACTS
                                   ---------

1.  Distributorship Agreement between ALZA and [[ * * * ].]
                                               -         --

2.  Distributorship Agreement between ALZA and [[ * * * ].]
                                                         --

3.  Distributorship Agreement between ALZA and[[ * * * ].]
                                                        --

4.  Distributorship Agreement between ALZA and[[ * * * ].]
                                                        --

5.  Distributorship Agreement between ALZA and [[ * * * ]

6.  Distributorship Agreement between ALZA and [[ * * * ]

7.  Distributorship Agreement between ALZA and [ * * * ]

8.  Distributorship Agreement between ALZA and [[ * * * ]

9.  Distributorship Agreement between ALZA and [[ * * * ]

10. Distributorship Agreement between ALZA and [ * * * ]

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                SCHEDULE 2.1(d)
                                ---------------

                                     LEASE
                                     -----

Lease between ALZA and Chevron Land and Development Company dated February 1, 1986, as amended October 15, 1990, January 25, 1995, March 27, 1997 and December 1, 1999.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                SCHEDULE 2.1(e)
                                ---------------

                                  TRADEMARKS

1.   ALZET


------------------------------------------------------------------------------------------------------------
Trademark Name:                   Country Name      Registration No:     Reg. Date:           Classes:
------------------------------------------------------------------------------------------------------------
ALZET                             Argentina         1.665.422            22-Apr-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             Austria           84364                14-Jan-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             Australia         A301.597             04-Aug-1978           9
------------------------------------------------------------------------------------------------------------
ALZET                             Brazil            665.326              10-Mar-1978           9
------------------------------------------------------------------------------------------------------------
ALZET                             Benelux           613.976              02-Mar-1998           9, 10
------------------------------------------------------------------------------------------------------------
ALZET                             Canada            226.193              17-Feb-1978           10
------------------------------------------------------------------------------------------------------------
ALZET                             Switzerland       286.230              14-Feb-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             Germany           963 761              19-Oct-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             Denmark           3275/1977            23-Sep-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             Spain             831,109              07-Dec-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             France            I 380 436            23-Nov-1986           10
------------------------------------------------------------------------------------------------------------
ALZET                             United            1069756              22-Jun-1978           10
------------------------------------------------------------------------------------------------------------
ALZET                             Isreal            43153                06-Feb-1979           10
------------------------------------------------------------------------------------------------------------
ALZET                             Italy             754244               20-Aug-1998           10
------------------------------------------------------------------------------------------------------------
ALZET                             Japan             2381270              28-Feb-1992           10
------------------------------------------------------------------------------------------------------------
ALZET                             New Zealand       117350               22-Oct-1976           10
------------------------------------------------------------------------------------------------------------
ALZET                             Sweden            160.954              07-Oct-1977           10
------------------------------------------------------------------------------------------------------------
ALZET                             Venezuela         97.679               12-Mar-1981           10
------------------------------------------------------------------------------------------------------------
ALZET                             South Africa      76/5358              21-Oct-1976           10
------------------------------------------------------------------------------------------------------------
ALZET                             Mexico            335.843              10-Nov-1987           44
------------------------------------------------------------------------------------------------------------

2.   SPECIAL DELIVERY


-------------------------------------------------------------------------------------------------------------------
 Country    Trademark Name:                  Owner Name       Registration No:      Reg. Date:         Classes:
-------------------------------------------------------------------------------------------------------------------
  US           SPECIAL DELIVERY                ALZA             1.521.792             24-Jan-            16
-------------------------------------------------------------------------------------------------------------------

3.   ALZAID

-------------------------------------------------------------------------------------------------------------------
 Country    Trademark Name:                    Owner        Registration No:     Reg. Date:            Classes:
-------------------------------------------------------------------------------------------------------------------
  US            ALZAID                         ALZA             1.409.074             16-Sep-1986        1
--------------------------------------------------------------------------------------------------------------------

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                SCHEDULE 2.1(f)
                                ---------------

                               MARKETING ASSETS
                               ----------------


[[ * * * ]



* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 SCHEDULE 5.9
                                 ------------

                                   EMPLOYEES
                                   ---------


Name                                  Title
----                                  -----

[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]
[ * * * ]                             [ * * * ]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 SCHEDULE 5.10
                                 -------------

                             ENVIRONMENTAL MATTERS
                             ---------------------


The following are exceptions to the representations and warranties of Seller in
Section 5.10:


[ *  *   * ]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 SCHEDULE 7.6
                                 ------------

                   PER UNIT PRICE OF PRODUCTS IN INVENTORIES
                   -----------------------------------------



                                   Part #                  Price (per Unit)
                                   -----                   ----------------

ALZET/(R)/ Model 2001              0000292                   [ *  *  *  ]
ALZET/(R)/ Model 2002              0000296                   [ *  *  *  ]
ALZET/(R)/ Model 2004              0000298                   [ *  *  *  ]
ALZET/(R)/ Model 2ML1              0000323                   [ *  *  *  ]
ALZET/(R)/ Model 2ML2              0000325                   [ *  *  *  ]
ALZET/(R)/ Model 2ML4              0000327                   [ *  *  *  ]
ALZET/(R)/ Model 1002              0004317                   [ *  *  *  ]
ALZET/(R)/ Model 1003D             0000289                   [ *  *  *  ]
ALZET/(R)/ Model 2001D             0000294                   [ *  *  *  ]
ALZET/(R)/ Model 1007D             0000290                   [ *  *  *  ]
ALZAID Test Kit                    00004750                  [ *  *  *  ]
ALZET/(R)/ Brain Infusion Kit II   00008663                  [ *  *  *  ]
Brain Infusion Kit                 00004760                  [ *  *  *  ]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                     -18-